                                                               EXHIBIT 99.2

                                                    As Amended on March 29, 2001

                       ST. MARY LAND & EXPLORATION COMPANY
                       -----------------------------------
                           INCENTIVE STOCK OPTION PLAN
                           ---------------------------

                                    ARTICLE I
                            ESTABLISHMENT AND PURPOSE
                            -------------------------

         1.1  Establishment. St. Mary Land & Exploration Company, a Delaware
              -------------
corporation  (the  "Company"),  hereby  establishes  a stock option plan for key employees  providing  material  services to the Company or any subsidiary of the
Company as described herein, which  shall be known as the "ST.  MARY  LAND &
EXPLORATION  COMPANY  INCENTIVE STOCK OPTION PLAN" (the "Plan").  It is intended that the options issued to employees  pursuant to the Plan constitute  incentive stock  options  within the meaning of Section 422 of the Internal  Revenue Code.
The Company shall enter into stock option  agreements with recipients of options pursuant to the Plan.

         1.2 Purpose. The purpose of the Plan is to enhance shareholder value by
             -------
attracting,  retaining  and  motivating  key employees of the Company and of any subsidiary  of  the  Company  by  providing  them  with a  means  to  acquire  a proprietary interest in the Company's success.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

         2.1 Definitions.  Whenever used herein,  the following terms shall have
             -----------
the respective  meanings set forth below,  unless the context  clearly  requires otherwise, and when such meaning is intended, the term shall be capitalized.

                  (a)      "Board" means the Board of Directors of the Company.
                            -----

                  (b)      "Code" means the Internal  Revenue  Code of  1986, as
                            ----
         amended.

                  (c)      "Committee" shall mean the Committee provided  for by
                            ---------
         Article IV hereof, which may be created at the discretion of the Board.

                  (d)      "Company"  means  St. Mary  Land  &   Exploration
                            -------
         Company, a Delaware corporation.

                  (e) "Date of  Exercise"  means the date the  Company  receives
                       -----------------
         notice,  by an  Optionee,  of the  exercise  of an Option  pursuant  to
         Section  8.1 of the Plan.  Such  notice  shall  indicate  the number of shares of Stock the Optionee intends to acquire pursuant to exercise of the Option.

                  (f)  "Employee"  means any  person,  including  an  officer or
                        --------
         director of the Company or a Subsidiary Corporation, who is employed by the Company or a Subsidiary Corporation.

                  (g) "Fair  Market  Value" means the fair market value of Stock
                       -------------------
         upon which an option is granted under the Plan, determined as follows:

                           (i) If the Stock is listed on a  national  securities
                  exchange or admitted to unlisted  trading  privileges  on such exchange,  the Fair Market  Value  shall be the last  reported sale price of the Stock on the composite tape of such exchange on the date of issuance of this option,  or if such day is not a normal  trading  day, the last trading day prior to the date of  issuance  of this  option,  and if no such sale is made on such day, the Fair Market  Value shall be the average  closing bid and asked  prices  for such day on the  composite  tape of such exchange; or
                           (ii) If the  Stock is not so listed  or  admitted  to
                  unlisted  trading  privileges,  the Fair Market Value shall be the mean of the last reported bid and asked prices reported by the  National  Association  of  Securities  Dealers  Quotation
                  System  (or,  if not so  quoted  on  NASDAQ,  by the  National
                  Quotation  Bureau,  Inc.) on the last trading day prior to the date of issuance of the option.

                  (h) "Incentive Stock Option" means an Option granted under the
                       ----------------------
         Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

                  (i)  "Option"  means the  right,  granted  under the Plan,  to
                        ------
         purchase  Stock of the  Company  at the  option  price for a  specified period of time.

                  (j) "Optionee"  means an Employee  holding an Option under the
                       --------
         Plan.

                  (k) "Parent  Corporation"  shall have the meaning set forth in
                       -------------------
         Section  424(e)  of the Code  with the  Company  being  treated  as the employer corporation for purposes of this definition.

                  (l) "Subsidiary  Corporation" shall have the meaning set forth
                       -----------------------
         in Section  424(f) of the Code with the  Company  being  treated as the employer corporation for purposes of this definition.

                  (m) "Significant  Shareholder" means an individual who, within
                       ------------------------
         the meaning of Section  422(b)(6)  of the Code,  owns stock  possessing more than ten percent of the total combined voting power of all classes of stock of the  Company or of any  Parent  Corporation  or  Subsidiary
         Corporation of the Company.  In determining  whether an individual is a
         Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a shareholder,  partnerships in which the  individual is a partner,  and estates or trusts of which the individual is a  beneficiary,  all as provided in Section 424(d) of the
         Code.

                  (n)  "Stock"  means  the $.01 par  value  common  stock of the
                        -----
         Company.

         2.2 Gender and Number.  Except when otherwise indicated by the context,
             -----------------
any masculine  terminology when used in the Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         All  Employees  are  eligible  to  participate  in the Plan and receive
Incentive Stock Options under the Plan.  Optionees in the Plan shall be selected by the Board,  in its sole  discretion,  from among those  Employees who, in the opinion  of the  Board,  are  in a  position  to  contribute  materially  to the
Company's  continued  growth  and  development  and to its  long-term  financial success.

                                   ARTICLE IV
                                 ADMINISTRATION
                                 --------------

         The Board shall be responsible for administering the Plan.

                  (a)  The  Board  is  authorized  to  interpret  the  Plan;  to prescribe,  amend,  and rescind rules and  regulations  relating to the
         Plan; to provide for  conditions  and  assurances  deemed  necessary or advisable  to protect the  interests  of the  Company;  and to make all other  determinations  necessary or advisable for the administration of the Plan.  Determinations,  interpretations,  or other  actions made or taken by the Board with respect to the Plan and Options  granted  under the Plan shall be final and binding and conclusive for all purposes and upon all persons.

                  (b)  At  the   discretion   of  the  Board  the  Plan  may  be
         administered  by a  Committee  of two or  more  non-employee  Directors appointed by the Board (the "Committee"). The Committee shall have full power and  authority,  subject to the  limitations  of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make  determinations  which shall be final,  conclusive and  binding  upon  all  persons,  including  any  persons  having  any interests in any Options which may be granted  under the Plan,  and, by resolution or  resolutions  to provide for the creation and issuance of any Option, to fix the terms upon which, the time or times at or within which,  and the price or  prices  at which  any  shares of Stock may be purchased from the Company upon the exercise of an Option.  Such terms, time or times and price or prices shall, in every case, be set forth or incorporated  by reference in the instrument or instruments  evidencing an Option, and shall be consistent with the provisions of the Plan.

                  (c) Where a Committee  has been created by the Board  pursuant to this  Article IV,  references  in the Plan to actions to be taken by the Board  shall be deemed to refer to the  Committee  as well,  except where limited by the Plan or by the Board.

                  (d) No member of the  Board or the  Committee  shall be liable for any action or determination  made in good faith with respect to the
         Plan or any Option granted under it.

                                    ARTICLE V
                            STOCK SUBJECT TO THE PLAN
                            -------------------------

         5.1 Number.  The total number of shares of Stock hereby made  available
             ------
and  reserved  for  issuance  under the Plan upon  exercise of Options  shall be
4,300,000  shares.  Notwithstanding  anything to the  contrary  contained in the foregoing,  to the extent that options are issued under any other  current Stock
Option Plan  adopted by the Company,  the shares of Stock  reserved for issuance pursuant  to Options  granted  under the Plan shall be  reduced.  The  aggregate number  of  shares  of Stock  available  under  the Plan  shall  be  subject  to adjustment as provided in Section 5.3.

         5.2 Unused Stock. If an Option shall expire or terminate for any reason
             ------------
without having been exercised in full, the  unpurchased  shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other
Options under the Plan.

         5.3  Adjustment  in  Capitalization.  In the event of any change in the
              ------------------------------
outstanding   shares  of  Stock  by  reason  of  a  stock   dividend  or  split,
recapitalization,   reclassification,  or  other  similar  capital  change,  the aggregate  number  of  shares  of  Stock  set  forth  in  Section  5.1  shall be appropriately adjusted by the Board, whose determination shall be conclusive. In any such case,  the  number and kind of shares of Stock that are  subject to any
Option and the Option price per share shall be proportionately and appropriately adjusted  without any change in the  aggregate  Option price to be paid therefor upon exercise of the Option.

                                   ARTICLE VI
                              DURATION OF THE PLAN
                              --------------------

         Subject to  approval of  shareholders,  the Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of such period  shall remain in effect in  accordance  with their terms.
The Plan shall  terminate  before the end of such period if all Stock subject to it has been  purchased  pursuant to the  exercise of Options  granted  under the
Plan.

                                   ARTICLE VII
                             TERMS OF STOCK OPTIONS
                             ----------------------

         7.1 Grant of Options. Subject to Section 5.1, Options may be granted to
             ----------------
Employees  at any time and from time to time as  determined  by the  Board.  The
Board shall have complete discretion in determining the terms and conditions and number of Options granted to each Optionee.  In making such determinations,  the
Board may take into account the nature of services  rendered by such  Employees, their  present and  potential  contributions  to the Company and its  Subsidiary
Corporations,  and such other factors as the Board in its discretion  shall deem relevant.  The  Board is  expressly  given the  authority  to issue  amended  or replacement  Options  with  respect  to  shares  of Stock  subject  to an Option previously  granted  hereunder.  An amended Option amends the terms of an Option previously  granted and thereby  supersedes the previous  Option.  A replacement
Option is similar to a new Option granted hereunder except that it provides that it  shall be  forfeited  to the  extent  that a  previously  granted  Option  is exercised,  or except that its issuance is conditioned upon the termination of a previously granted Option.

         7.2 No  Tandem  Options.  Where an  Option  granted  under  the Plan is
             -------------------
intended to be an Incentive  Stock  Option,  the Option shall not contain  terms pursuant to which the exercise of the Option would affect the  Optionee's  right to exercise another Option,  or vice versa,  such that the Option intended to be an Incentive  Stock  Option  would be deemed a tandem  stock  option  within the meaning of the regulations under Section 422 of the Code.

         7.3 Option  Agreement;  Terms and Conditions to Apply Unless  Otherwise
             -------------------------------------------------------------------
Specified. As determined by the Board on the date of grant, each Option shall be
---------
evidenced by an Option  agreement  (the "Option  Agreement")  that  includes the
non-transferability   provisions  required  by  Section  10.2  hereof  and  that specifies: the Option price; the duration of the Option; the number of shares of
Stock to which the Option applies;  such vesting or exercisability  restrictions which the Board may impose and any other terms or conditions which the Board may impose.  All such terms and  conditions  shall be determined by the Board at the time of grant of the Option.

                  (a) If not  otherwise  specified by the Board,  the  following terms and conditions shall apply to Options granted under the Plan:

                           (i) Term. The duration of the Option shall be for ten
                               ----
                  years from the date of grant.

                           (ii)   Exercise  of  Option.   Unless  an  Option  is
                                  --------------------
                  terminated as provided hereunder,  an Optionee may exercise an
                  Option  pursuant to a vesting and  exercisability  schedule as determined  by the Board,  which  vesting  and  exercisability schedule  shall provide that an Option held by an Optionee who terminates his  employment  with the Company for reasons other than death, permanent and total disability,  or termination of
                  employment   by  the   Company   for  cause  shall  upon  such
                  termination   become   exercisable   to  the   extent   vested
                  immediately prior to such termination.

                           (iii)  Termination.  Each Option granted  pursuant to
                                  -----------
                  the  Plan  shall   expire  upon  the  earliest  to  occur  of:

                                    (A) The date set forth in such  Option,  not
                           to  exceed  ten  years  from the date of grant  (five
                           years in the case of a Significant Shareholder);

                                    (B) The  completion of the merger or sale of
                           substantially  all  of the  Stock  or  assets  of the
                           Company with or to another  company in a  transaction
                           in which the Company is not the survivor,  except for
                           the  merger  of  the  Company  into  a   wholly-owned
                           subsidiary and,  provided that the Company shall have
                           given  the  Optionee  at  least  thirty  days'  prior
                           written  notice  of its  intent  to enter  into  such
                           merger  or  sale  (and  the  Company   shall  not  be
                           considered  the  surviving  corporation  for purposes
                           hereof if the  Company is the  survivor  of a reverse
                           triangular merger);

                                    (C) Ninety days following the termination of
                           the employment of an Optionee, except for termination
                           for cause by the  Company or  termination  because of
                           the Optionee's death or disability (in which event of
                           termination of employment due to the Optionee's death
                           or  disability,  the  Option  shall  expire  one year
                           following  the   termination   of  employment  of  an
                           Optionee); or

                                    (D) Immediately  upon the termination of the
                           employment of an Optionee by the Company for cause.

                           (iv)  Acceleration.  An  Option  shall  become  fully
                                 ------------
                  vested and exercisable  irrespective  of its other  provisions
                  (A) immediately  prior to the completion of the merger or sale of  substantially  all of the stock or assets of  Company in a transaction  in which the Company is not the survivor,  except for the merger of the Company into a  wholly-owned  subsidiary
                  (and  the  Company  shall  not  be  considered  the  surviving corporation for purposes hereof if the Company is the survivor of a reverse  triangular  merger);  or (B) upon termination of the  Optionee's  employment  with the Company or a  Subsidiary
                  Corporation because of death,  disability or normal retirement upon reaching the age of sixty-five.

                           (v) Nontransferability. All Options granted under the
                               ------------------
                  Plan shall be nontransferable  by the Optionee,  other than by will or the laws of  descent  and  distribution,  and shall be
                  exercisable  during  the  Optionee's   lifetime  only  by  the
                  Optionee.

                  (b) The Board  shall be free to specify  terms and  conditions other than and in addition to those set forth above, in its discretion.

                  (c) All Option  Agreements shall incorporate the provisions of the Plan by reference.

         7.4 Option Price. No Option granted  pursuant to the Plan shall have an
             ------------
Option  price that is less than the Fair  Market  Value of Stock on the date the
Option is granted.  Incentive Stock Options granted to Significant  Shareholders shall  have an Option  price of not less than 110% of the Fair  Market  Value of
Stock on the date of grant.  The  Option  exercise  price  shall be  subject  to adjustment as provided in Section 5.3 above.

         7.5 $100,000 Per Year Limitation. To the extent that the aggregate fair
             ----------------------------
market value of Stock (determined as of the time the option with respect to such
Stock is granted) with respect to which  incentive stock options are exercisable for the first time by any Optionee during any calendar year (under this Plan and all other plans of the Company and any Parent Company or Subsidiary Corporation)
exceeds  $100,000,  such  options  shall be  treated  as  options  which are not incentive  stock  options.  The foregoing  provision  shall be applied by taking options into account in the order in which they were granted.

         7.6 Payment.  Payment for all shares of Stock shall be made at the time
             -------
that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash, or
(ii) if  acceptable  to the  Board,  in Stock or in some other  form;  provided, however,  in the case of an  Incentive  Stock  Option,  that such  other form of payment  does not  prevent  the  Option  from  qualifying  for  treatment  as an
"incentive stock option" within the meaning of the Code.

                                  ARTICLE VIII
                        WRITTEN NOTICE, ISSUANCE OF STOCK
                        ---------------------------------
                      CERTIFICATES, SHAREHOLDER PRIVILEGES
                      ------------------------------------

         8.1 Written  Notice.  An Optionee  wishing to exercise an Option  shall
             ---------------
give written  notice to the Company,  in the form and manner  prescribed  by the
Board.  Full  payment  for the shares of Stock to be  acquired  pursuant  to the exercise of the Option must accompany the written notice.

         8.2 Issuance of Stock  Certificates.  As soon as practicable  after the
             -------------------------------
receipt of written notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the requisite number of shares of Stock.

         8.3  Privileges  of a  Shareholder.  An  Optionee  or any other  person
              -----------------------------
entitled  to  exercise  an Option  under  the  Option  Agreement  shall not have shareholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.

                                   ARTICLE IX
                      TERMINATION OF EMPLOYMENT OR SERVICES
                      -------------------------------------

         9.1 Death or Disability.  Subject to any prior partial  exercise of the
             -------------------
Option, if an Optionee's  employment terminates by reason of Optionee's death or permanent  and total  disability,  the Option may be exercised up to one hundred percent of the shares originally  subject to the Option at any time prior to the expiration  date of the Option or within 12 months  after the date of such death or  disability,  whichever  period is the  shorter,  by the  person  or  persons entitled to do so under the  Optionee's  will or, if the Optionee  shall fail to make a  testamentary  disposition  of an  Option  or shall  die  intestate,  the
Optionee's legal representative or representatives.

         9.2  Termination  other than for Cause or Due to Death. In the event of
              -------------------------------------------------
an  Optionee's  termination  of  employment  other  than by  reason  of death or permanent  and total  disability,  the Optionee may exercise such portion of his
Option as was vested and exercisable by him at the date of such termination (the
"Termination  Date") at any time within ninety days of the Termination  Date. In any event,  the Option cannot be exercised  after the  expiration of the term of the Option.  Options not exercised within the applicable  period specified above shall terminate.

                  (a) In the case of an Employee, a change of duties or position within the  Company or an  assignment  of  employment  in a  Subsidiary
         Corporation or Parent Corporation of the Company,  if any, or from such a Corporation to the Company,  shall not be considered a termination of employment for purposes of the Plan.

                  (b) The Option  Agreements may contain such  provisions as the
         Board shall approve with reference to the effect of approved  leaves of absence upon termination of employment.

         9.3 Termination for Cause. In the event of an Optionee's termination of
             ---------------------
employment,  which termination is by the Company or a Subsidiary Corporation for
cause,  any  Option or  Options  held by him under the Plan,  to the  extent not exercised  before such  termination,  shall terminate upon notice of termination for cause.

                                    ARTICLE X
                               RIGHTS OF OPTIONEES
                               -------------------

         10.1 Service.  Nothing in the Plan shall interfere with or limit in any
              -------
way the right of the  Company  or a  Subsidiary  Corporation  to  terminate  any
Employee's  employment  at any time,  nor confer upon any  Employee any right to continue in the employ of the Company or a Subsidiary Corporation.

         10.2  Non-transferability.  All Options granted under the Plan shall be
               -------------------
nontransferable  by the Optionee,  other than by will or the laws of descent and distribution,  and shall be exercisable  during the Optionee's  lifetime only by the Optionee.

                                   ARTICLE XI
                          OPTIONEE-EMPLOYEE'S TRANSFER
                          ----------------------------
                               OR LEAVE OF ABSENCE
                               -------------------

         For purposes of the Plan:

                  (a) A transfer  of an  Optionee  who is an  Employee  from the
         Company to a Subsidiary Corporation or Parent Corporation,  or from one such Corporation to another, or

                  (b) A leave of absence for such an Optionee  (i) which is duly authorized in writing by the Company or a Subsidiary  Corporation,  and
         (ii) if the Optionee holds an Incentive  Stock Option,  which qualifies under the applicable regulations under the Code which apply in the case of incentive stock options,

         shall not be deemed a  termination  of  employment.  However,  under no circumstances  may an Optionee  exercise an Option  during any leave of absence, unless authorized by the Board.

                                   ARTICLE XII
                          AMENDMENT, MODIFICATION, AND
                          ----------------------------
                             TERMINATION OF THE PLAN
                             -----------------------

                  (a) The Board may at any time  terminate and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the shareholders, may:

                           (i)  increase  the total amount of Stock which may be
                  purchased  through Options  granted under the Plan,  except as provided in Article V;

                           (ii)  change  the  class  of  Employees  eligible  to
                  receive Options; or

                           (iii)  otherwise  amend  or  modify  the  Plan  where
                  approval  of  the  shareholders  is  required  by  any  law or regulation governing the Company.

                  (b) No amendment,  modification,  or  termination  of the Plan shall in any manner adversely  affect any outstanding  Option under the
         Plan without the consent of the Optionee holding the Option.

                                  ARTICLE XIII
                       ACQUISITION, MERGER OR LIQUIDATION
                       ----------------------------------

         13.1     Acquisition.
                  -----------

                  (a) In the event that an  acquisition  occurs with  respect to the Company, the Company shall have the option, but not the obligation, to  cancel  Options  outstanding  as of  the  effective  date  of  such acquisition,  whether  or not such  Options  are then  exercisable,  in return for payment to the  Optionees of an amount equal to a reasonable estimate of an amount  (hereinafter  the  "Spread"),  determined by the
         Board, equal to the difference between the net amount per share payable in the acquisition or as a result of the acquisition, less the exercise price of the Option. In estimating the Spread,  appropriate adjustments to give effect to the existence of the Options  shall be made,  such as deeming the Options to have been exercised,  with the Company receiving
         the  exercise  price  payable  thereunder,   and  treating  the  shares
         receivable  upon  exercise  of the  Options  as  being  outstanding  in determining the net amount per share.

                  (b) For purposes of this section,  an "acquisition" shall mean any transaction in which  substantially all of the Company's assets are acquired or in which a controlling amount of the Company's  outstanding shares are  acquired,  in each case by a single  person or entity or an affiliated group of persons and entities. For purposes of this section, a  controlling  amount  shall  mean  more  than 50% of the  issued  and outstanding shares of Stock of the Company.  The Company shall have the above option to cancel  Options  regardless of how the  acquisition  is effectuated,  whether by direct  purchase,  through a merger or similar corporate  transaction,  or otherwise.  In cases where the  acquisition consists of the  acquisition  of assets of the Company,  the net amount per share shall be calculated on the basis of the net amount receivable with  respect to shares  upon a  distribution  and  liquidation  by the
         Company after giving effect to expenses and charges,  including but not limited to taxes,  payable by the Company before the liquidation can be completed.

                  (c) Where the Company  does not exercise its option under this
         Section 13.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

         13.2 Merger or  Consolidation.  If the Company  shall be the  surviving
              ------------------------
corporation in any merger or  consolidation,  any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock  subject  to the  Option  would have been  entitled  in such  merger or consolidation,  provided that the Company shall not be considered  the surviving corporation  for  purposes  hereof if the  Company is the  survivor of a reverse triangular merger.

         13.3 Other Transactions.  A dissolution or a liquidation of the Company
              ------------------
or a  merger  and  consolidation  in  which  the  Company  is not the  surviving corporation  (the Company shall not be considered the surviving  corporation for purposes hereof if the Company is the survivor of a reverse  triangular  merger)
shall cause every Option outstanding  hereunder to terminate as of the effective date of such dissolution,  liquidation,  merger or consolidation.  However,  the
Optionee either (i) shall be offered a firm commitment  whereby the resulting or surviving  corporation in a merger or consolidation  will tender to the Optionee an  option  (the  "Substitute  Option")  to  purchase  its  shares  on terms and conditions both as to number of shares and otherwise,  which will  substantially preserve  to the  Optionee  the rights and  benefits  of the Option  outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such  dissolution,  liquidation,  merger,  or  consolidation  to exercise any unexercised Options whether or not then vested, subject to the provisions of the
Plan.  The Board shall have  absolute and  uncontrolled  discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered
Substitute  Option will  substantially  preserve to the  Optionee the rights and benefits  of the Option  outstanding  hereunder.  In any event,  any  Substitute
Option for an Incentive Stock Option shall comply with the  requirements of Code
Section 424(a).

                                   ARTICLE XIV
                             SECURITIES REGISTRATION
                             -----------------------

         14.1 Securities Registration.  In the event that the Company shall deem
              -----------------------
it  necessary  or desirable to register  under the  Securities  Act of 1933,  as amended, or any other applicable statute,  any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities  Act of 1933, as amended,  or any other statute,  then the Optionee shall cooperate with the Company and take such action as is necessary to permit  registration or  qualification of such Options or Stock.

         14.2  Representations.  Unless  the  Company  has  determined  that the
               ---------------
following representation is unnecessary,  each person exercising an Option under the Plan may be required by the  Company,  as a condition to the issuance of the shares pursuant to exercise of the Option,  to make a representation  in writing
(i) that he is acquiring  such shares for his own account for investment and not with a view to, or for sale in connection  with,  the  distribution  of any part thereof within the meaning of the  Securities Act of 1933,  (ii) that before any transfer  in  connection  with the  resale of such  shares,  he will  obtain the written opinion of counsel for the Company,  or other counsel  acceptable to the
Company,  that such shares may be transferred without registration  thereof. The
Company may also require that the certificates  representing such shares contain legends reflecting the foregoing.  To the extent permitted by law, including the
Securities  Act of 1933,  nothing  herein  shall  restrict the right of a person exercising an Option to sell the shares received in an open market transaction.

                                   ARTICLE XV
                                 TAX WITHHOLDING
                                 ---------------
         Whenever  shares of Stock are to be issued in  satisfaction  of Options exercised  under the Plan,  the  Company  shall  have the power to  require  the recipient of the Stock to remit to the Company an amount  sufficient  to satisfy federal, state, and local withholding tax requirements, if any.

                                   ARTICLE XVI
                                 INDEMNIFICATION
                                 ---------------

         To the extent permitted by law, each person who is or shall have been a member of the Board or the Committee  shall be indemnified  and held harmless by the Company against and from any loss, cost,  liability,  or expense that may be imposed upon or reasonably  incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved  by reason of any action  taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's  approval,  or paid by him in satisfaction of judgment in any such action,  suit, or proceeding  against him, provided he shall give the Company an opportunity,  at its own  expense,  to  handle  and  defend  the same  before he undertakes  to handle and defend it on his own behalf.  The  foregoing  right of indemnification shall not be exclusive of any other rights of indemnification to
which  such  persons  may  be  entitled  under  the  Company's   certificate  of
incorporation or bylaws, as a matter of law, or otherwise, or any power that the
Company or any  Subsidiary  Corporation  may have to indemnify them or hold them harmless.

                                  ARTICLE XVII
                               REQUIREMENTS OF LAW
                               -------------------

         17.1  Requirements  of Law. The granting of Options and the issuance of
               --------------------
shares  of  Stock  upon the  exercise  of an  Option  shall  be  subject  to all
applicable  laws,  rules,  and  regulations,   and  to  such  approvals  by  any
governmental agencies or national securities exchanges as may be required.

         17.2 Governing Law. The Plan,  and all agreements  hereunder,  shall be
              -------------
construed in accordance with and governed by the laws of the State of Colorado.

                                  ARTICLE XVIII
                             EFFECTIVE DATE OF PLAN
                             ----------------------

         The Plan shall be effective on March 27, 1997.

                                   ARTICLE XIX
                              COMPLIANCE WITH CODE
                              --------------------

         Incentive  Stock Options  granted  hereunder are intended to qualify as
"incentive  stock  options"  under Code ss. 422. If any provision of the Plan is susceptible to more than one interpretation,  such interpretation shall be given thereto as is consistent  with  Incentive  Stock Options  granted under the Plan being treated as incentive stock options under the Code.

                                   ARTICLE XX
                        NO OBLIGATION TO EXERCISE OPTION
                        --------------------------------

         The granting of an Option shall  impose no  obligation  upon the holder thereof to exercise such Option.

                                   ARTICLE XXI
                              SHAREHOLDER APPROVAL
                              --------------------

         The Plan was approved by a vote of the majority of the shares of common stock of the Company on May 21, 1997.

         THIS INCENTIVE  STOCK OPTION PLAN was adopted by the Board of Directors of St. Mary Land &  ExplorationCompany  on March 27,  1997,  to be effective upon  adoption,  and was amended by the Board of Directors on July 24, 1997,  on
March 25, 1999 to increase the number of shares  available  for  issuance  under
Article V to 1,650,000,  on January 27, 2000,  and on March 29, 2001 to increase the number of shares available for issuance under Article V by 1,000,000 shares.

                                   ST. MARY LAND & EXPLORATION COMPANY

                                   By:   /S/ RICHARD C. NORRIS
                                      ------------------------------------------
                                           Richard C. Norris
                                   Title:  Vice President-Finance,
                                           Secretary and Treasurer